Exhibit 10.02

ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 12(a) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 7 OF THIS NOTE.

WPCS International Incorporated

Promissory Note

Issuance Date: September 30, 2014	Original Principal Amount: $794,000

FOR VALUE RECEIVED, WPCS International Incorporated, a Delaware corporation (the “Company”), hereby promises to pay to the order of HUDSON BAY MASTER FUND LTD. or registered assigns (“Holder”) the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption or otherwise, the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at a rate equal to the applicable Interest Rate (as defined below), from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon an Interest Date (as defined below), the Maturity Date, acceleration, redemption or otherwise (in each case in accordance with the terms hereof). This Note (including any Note issued in exchange, transfer or replacement hereof, this “Note”) is the Note issued pursuant to that certain Amendment, Waiver and Exchange Agreement, dated as of September 30, 2014, by and between the Company and the Holder (the “Exchange Agreement”) on the Closing Date (as defined in the Exchange Agreement). Certain capitalized terms used herein are defined in Section 24.

1.           MATURITY DATE. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges on such Principal and Interest (collectively, the “Obligations Amount”).

2.           INTEREST; INTEREST RATE. Except as otherwise set forth herein, no Interest on this Note shall accrue prior to the Maturity Date. From and after the occurrence and during the continuance of any Event of Default or from and after the Maturity Date, to the extent this Note remains outstanding, as applicable, the interest on this Note shall commence accruing daily at an interest rate of twenty-five percent (25%) (the “Interest Rate”) on the Obligations Amount from time to time, shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months and shall be payable in arrears on the first Trading Day (as defined in the Second Securities Purchase Agreement) of each Quarter (each, an “Interest Date”) and shall compound each calendar month and shall be payable in accordance with the terms of this Note.

3.           RIGHTS UPON EVENT OF DEFAULT.

(a)          Event of Default. Each of the following events shall constitute an “Event of Default”:

(i)          the Company’s or any Subsidiary’s (as defined in the Second Securities Purchase Agreement) failure to pay to the Holder any amount of Principal, Interest, Late Charges or other amounts when and as due under this Note (including, without limitation, the Company’s or any Subsidiary’s failure to pay any redemption payments or amounts hereunder), the Exchange Agreement or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby, except, in the case of a failure to pay Interest and Late Charges when and as due, in which case only if such failure remains uncured for a period of at least five (5) days;

(ii)         the occurrence of any default under, redemption of or acceleration prior to maturity of any Indebtedness (as defined in the Second Securities Purchase Agreement) of the Company or any of its Subsidiaries, other than any amounts not in excess of an aggregate of $25,000; (other than a Subsidiary in connection with the financing arrangement with Zurich American Insurance Company described on Schedule 4(a)(viii) attached hereto (the “Zurich Matter”));

(iii)        bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary by a third party, shall not be dismissed within thirty (30) days of their initiation

(iv)        the commencement by the Company or any Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company or any Subsidiary in furtherance of any such action or the taking of any action by any Person to commence a UCC foreclosure sale or any other similar action under federal, state or foreign law;

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(v)         the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Company or any Subsidiary of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging the Company or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of thirty (30) consecutive days (other than the Zurich Matter);

(vi)        a final judgment or judgments for the payment of money aggregating in excess of $100,000 are rendered against the Company and/or any of its Subsidiaries and which judgments are not, within forty-five (45) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $100,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within forty-five (45) days of the issuance of such judgment;

(vii)       except with respect to the Zurich Matter, the Company and/or any Subsidiary, individually or in the aggregate, either (i) fails to pay, when due, or within any applicable grace period, any payment with respect to any Indebtedness in excess of $100,000 due to any third party (other than, with respect to unsecured Indebtedness only, payments contested by the Company and/or such Subsidiary (as the case may be) in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP) or is otherwise in breach or violation of any agreement for monies owed or owing in an amount in excess of $100,000, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, or (ii) suffer to exist any other circumstance or event that would, with or without the passage of time or the giving of notice, result in a default or event of default under any agreement binding the Company or any Subsidiary, which default or event of default would or is likely to have a material adverse effect on the business, assets, operations (including results thereof), liabilities, properties, condition (including financial condition) or prospects of the Company or any of its Subsidiaries, individually or in the aggregate;

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(viii)      other than as specifically set forth in another clause of this Section 3(a), the Company or any Subsidiary breaches any representation, warranty, covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of three (3) consecutive Trading Days; or

(ix)         any Material Adverse Effect (as defined in the Second Securities Purchase Agreement) occurs.

(b)          Notice of an Event of Default; Redemption Right. Upon the occurrence of an Event of Default with respect to this Note or any Other Note, the Company shall within one (1) Business Day deliver written notice thereof via facsimile and overnight courier (with next day delivery specified) (an “Event of Default Notice”) to the Holder. At any time after the earlier of the Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may require the Company to redeem (regardless of whether such Event of Default has been cured) all or any portion of this Note by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to have the Company redeem. Each portion of this Note subject to redemption by the Company pursuant to this Section 3(b) shall be redeemed by the Company at a price equal to the product of (A) the aggregate portion of the Obligations Amount to be redeemed multiplied by (B) the Redemption Premium (the “Event of Default Redemption Price”). Redemptions required by this Section 3(b) shall be made in accordance with the provisions of Section 7. To the extent redemptions required by this Section 3(b) are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such redemptions shall be deemed to be voluntary prepayments. In the event of the Company’s redemption of any portion of this Note under this Section 3(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 3(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.

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4.           RIGHTS UPON FUNDAMENTAL TRANSACTION.

(a)          Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Note and the other Transaction Documents in accordance with the provisions of this Section 4(a) pursuant to written agreements in form and substance satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to the Holder in exchange for such Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Note, including, without limitation, having a principal amount and interest rate equal to the principal amounts then outstanding and the interest rates of the Note held by such holder and having similar ranking to the Note, and satisfactory to the Holder and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. Notwithstanding the foregoing, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 4(a) to permit the Fundamental Transaction without the assumption of this Note. The provisions of this Section 4 shall apply similarly and equally to successive Fundamental Transactions.

(b)          Notice of a Fundamental Transaction; Redemption Right. No sooner than twenty (20) Trading Days nor later than ten (10) Trading Days prior to the consummation of a Fundamental Transaction, but not prior to the public announcement of such Fundamental Transaction, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a “Fundamental Transaction Notice”). At any time during the period beginning after the Holder’s receipt of a Fundamental Transaction Notice or the Holder becoming aware of a Fundamental Transaction if a Fundamental Transaction Notice is not delivered to the Holder in accordance with the immediately preceding sentence (as applicable) and ending on the later of twenty (20) Trading Days after (A) consummation of such Fundamental Transaction or (B) the date of receipt of such Fundamental Transaction Notice, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (“Fundamental Transaction Redemption Notice”) to the Company, which Fundamental Transaction Redemption Notice shall indicate the aggregate portion of the Obligations Amount the Holder is electing to redeem. The portion of this Note subject to redemption pursuant to this Section 4 shall be redeemed by the Company in cash at a price equal to the product of (w) the Fundamental Transaction Redemption Premium multiplied by (y) the aggregate portion of the Obligations Amount being redeemed (the “Fundamental Transaction Redemption Price”). Redemptions required by this Section 4 shall be made in accordance with the provisions of Section 7 and shall have priority to payments to stockholders in connection with such Fundamental Transaction. To the extent redemptions required by this Section 4(b) are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such redemptions shall be deemed to be voluntary prepayments. In the event of the Company’s redemption of any portion of this Note under this Section 4(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 4(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.

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5.           NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation (as defined in the Second Securities Purchase Agreement), Bylaws (as defined in the Second Securities Purchase Agreement) or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note.

6.           OPTIONAL AND MANDATORY REDEMPTIONS

(a)         Company Optional Redemption. The Company shall have the right at any time to redeem all or any aggregate portion of the Obligations Amount then remaining under this Note (an “Optional Redemption”). The portion of this Note subject to redemption pursuant to this Section 6(a) shall be redeemed by the Company in cash at a price equal to the product of (i) the aggregate portion of the Obligations Amount being redeemed to, but excluding, the applicable date of redemption and (ii) the Default Redemption Premium, if any (the “Optional Redemption Price”). The Company may exercise its redemption right under this Section 6(a) by delivering a written notice thereof by confirmed facsimile and overnight courier to all, but not less than all, of the record holders of Note (the “Optional Redemption Notice” and the date such notice is delivered to all the record holders is referred to as the “Optional Redemption Notice Date”). The Optional Redemption Notice shall be irrevocable. The Optional Redemption Notice shall state (A) the date on which the Optional Redemption shall occur (the “Optional Redemption Date”) which date shall be not less than three (3) Business Days after the Optional Redemption Notice Date and (B) the aggregate portion of the Obligations Amount of the Note which the Company has elected to be subject to Optional Redemption from the Holder pursuant to this Section on the Optional Redemption Date. Redemptions made pursuant to this Section 6(a) shall be made in accordance with Section 7.

(b)         Subsequent Placement Offerings. Following the consummation of an Subsequent Placement Offering, the Company shall redeem 17% of the Note with the net proceeds of such Subsequent Placement Offering. Promptly after the consummation of an Subsequent Placement Offering, but in no event later than three (3) Business Days thereafter, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (the “Subsequent Placement Offering Redemption Notice” and the date such notice is delivered to all the record holders is referred to as the “Subsequent Placement Offering Redemption Notice Date”) which notice shall (A) describe the terms of such Subsequent Placement Offering including (1) the date of consummation of such sale, (2) the number of Common Shares sold in such Subsequent Placement Offering and (3) the sale price per Common Share (the “Sale Price”), (B) state that the Company shall redeem (an “Subsequent Placement Offering Redemption”) all or a portion of this Note in accordance with this Section 6(b), (C) state the date on which the Subsequent Placement Offering Redemption shall occur (the “Subsequent Placement Offering Redemption Date”) which date shall not be less than two (2) Business Days nor more than the earlier of (x) five (5) Business Days after the Subsequent Placement Offering Redemption Notice Date and (y) three (3) Business Days after date of consummation of the Subsequent Placement Offering and (D) state the aggregate portion of the Obligations Amount of the Note which the Company shall redeem pursuant to an Subsequent Placement Offering Redemption. Each portion of this Note subject to redemption by the Company pursuant to this Section 6(b) shall be redeemed by the Company at a price equal to the product of (i) aggregate portion of the Obligations Amount being redeemed to, but excluding, the date of redemption and (ii) the applicable Default Redemption Premium, if any (the “Subsequent Placement Offering Redemption Price”). Redemptions required by this Section 6(b) shall be made in accordance with the provisions of Section 7.

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7.           REDEMPTIONS.

(a)          Mechanics. The Company shall deliver the applicable Event of Default Redemption Price to the Holder in cash within five (5) Business Days after the Company’s receipt of the Holder’s Event of Default Redemption Notice. If the Holder has submitted a Fundamental Transaction Redemption Notice in accordance with Section 4(b), the Company shall deliver the applicable Fundamental Transaction Redemption Price to the Holder in cash concurrently with the consummation of such Fundamental Transaction if such notice is received prior to the consummation of such Fundamental Transaction and within five (5) Business Days after the Company’s receipt of such notice otherwise. The Company shall deliver in cash (i) the applicable Optional Redemption Price to the Holder on the Optional Redemption Date and (ii) the applicable Subsequent Placement Offering Redemption Price to the Holder on the Subsequent Placement Offering Redemption Date. In the event of a redemption of less than all of the Obligations Amount of this Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 12(d)) representing the aggregate portion of the Obligations Amount which has not been redeemed. In the event that the Company does not pay the applicable Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the aggregate portion of the Obligations Amount that was submitted for redemption and for which the applicable Redemption Price (together with any Late Charges thereon) has not been paid. Upon the Company’s receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such aggregate portion of the Obligations Amount, (y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 12(d)), to the Holder. The Holder’s delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company’s obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the aggregate portion of the Obligations Amount subject to such notice.

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8.           VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law (including, without limitation, the Delaware General Corporation Law) and as expressly provided in this Note.

9.           [Intentionally Omitted]

10.         AMENDING THE TERMS OF THIS NOTE. The prior written consent of the Holder shall be required for any change or amendment to this Note.

11.         TRANSFER. This Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject only to the provisions of Section 2(g) of the Second Securities Purchase Agreement.

12.         REISSUANCE OF THIS NOTE.

(a)          Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 11(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 11(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 7 following redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b)          Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 11(d)) representing the outstanding Principal.

(c)          Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 11(d) and in principal amounts of at least $1,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d)          Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 11(a) or Section 11(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest and Late Charges on the Principal and Interest of this Note, from the Issuance Date.

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13.         REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

14.         PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the reasonable costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements. The Company expressly acknowledges and agrees that no amounts due under this Note shall be affected, or limited, by the fact that the purchase price paid for this Note was less than the original Principal amount hereof.

15.         CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note. Terms used in this Note but defined in the other Transaction Documents shall have the meanings ascribed to such terms on the Closing Date in such other Transaction Documents unless otherwise consented to in writing by the Holder.

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16.         FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

17.         DISPUTE RESOLUTION. In the case of a dispute as to the arithmetic calculation of any Redemption Price, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within one (1) Business Day of receipt, or deemed receipt, of the applicable Redemption Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such calculation within one (1) Business Day of such disputed arithmetic calculation being submitted to the Holder, then the Company shall, within one (1) Business Day submit via facsimile the disputed arithmetic calculation of such Redemption Price to the Company's independent, outside accountant. The Company, at the Company's expense, shall cause the accountant to perform the determinations or calculations and notify the Company and the Holder of the results no later than five (5) Business Days from the time it receives the disputed calculations. Such accountant's calculation shall be binding upon all parties absent demonstrable error.

18.         NOTICES; CURRENCY; PAYMENTS.

(a)          Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Second Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder at least twenty (20) days prior to the date on which the Company closes its books or takes a record for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

(b)          Currency. All dollar amounts referred to in this Note are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Note shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted in the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation (each, a “US Dollar Equivalent”). “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Note, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation (it being understood and agreed that where an amount is calculated with reference to, or over, a period of time, the date of calculation shall be the final date of such period of time).

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(c)          Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America by a certified check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the Buyers, shall initially be as set forth on the Schedule of Buyers attached to the Second Securities Purchase Agreement), provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day. Any amount of Principal or other amounts due under the Transaction Documents which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of fifteen percent (15%) per annum from the date such amount was due until the same is paid in full (“Late Charge”).

19.         CANCELLATION. After all Principal, accrued Interest, Late Charges and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

20.         WAIVER OF NOTICE. To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

21.         GOVERNING LAW. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Chicago, Illinois, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

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22.          JUDGMENT CURRENCY.

(a)          If for the purpose of obtaining or enforcing judgment against the Company in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 22 referred to as the “Judgment Currency”) an amount due in U.S. dollars under this Note, the conversion shall be made at the Exchange Rate prevailing on the Trading Day immediately preceding:

(i)          the date actual payment of the amount due, in the case of any proceeding in the courts of Illinois or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or

(ii)         the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 22(a)(ii) being hereinafter referred to as the “Judgment Conversion Date”).

(b)          If in the case of any proceeding in the court of any jurisdiction referred to in Section 22(a)(ii) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of US dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

(c)          Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Note.

23.         MAXIMUM PAYMENTS. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

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24.         CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a)          “Bankruptcy Proceeding” means, with respect to any Person, (i) the occurrence of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of such Person in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of such Person or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by such Person in furtherance of any such action or the taking of any action by any Person to commence a UCC foreclosure sale or any other similar action under federal, state or foreign law or (ii) the entry by a court of (A) a decree, order, judgment or other similar document in respect of such Person of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (B) a decree, order, judgment or other similar document adjudging such Person as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of such Person under any applicable federal, state or foreign law or (C) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of such Person or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of thirty (30) consecutive days.

(b)          “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(c)          “Default Redemption Premium” means, as of any date of determination (i) if such date of determination occurs after October 5, 2015, 125% or (ii) if such date of determination occurs on or prior to October 5, 2015, 100%.

(d)           “Fundamental Transaction” means that (i) the Company or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company or any of its Subsidiaries is the surviving corporation) any other Person, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (3) allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (5) reorganize, recapitalize or reclassify the Common Stock, or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Company.

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(e)          “Fundamental Transaction Redemption Premium” means 125%.

(f)           “GAAP” means United States generally accepted accounting principles, consistently applied.

(g)          “Maturity Date” shall mean September 30, 2015; provided, however, the Maturity Date may be extended at the option of the Holder in the event that, and for so long as, an Event of Default shall have occurred and be continuing or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in an Event of Default.

(h)          “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(i)           “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(j)           “Quarter” means each of: (i) the period beginning on and including February 1 and ending on and including April 30; (ii) the period beginning on and including May 1 and ending on and including July 31; (iii) the period beginning on and including August 1 and ending on and including October 31; and (iv) the period beginning on and including November 1 and ending on and including January 31.

(k)          “Redemption Notices” means, collectively, Event of Default Redemption Notices, the Optional Redemption Notice, the Subsequent Placement Offering Redemption Notice and the Fundamental Transaction Redemption Notices, and each of the foregoing, individually, a “Redemption Notice.”

(l)           “Redemption Premium” means (i) in the case of the Events of Default described in Section 3(a) (other than Sections 3(a)(iii) through 3(a)(v)), 125% or (ii) in the case of the Events of Default described in Sections 3(a)(iii) through 3(a)(v), 100%.

(m)         “Redemption Prices” means, collectively, Event of Default Redemption Prices, the Fundamental Transaction Redemption Prices, the Optional Redemption Prices and the Subsequent Placement Offering Redemption Prices, and each of the foregoing, individually, a “Redemption Price.”

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(n)          “Second Securities Purchase Agreement” shall have the meaning as set forth in the Exchange Agreement.

(o)          “Subsequent Placement Offering” means the sale, lease, conveyance or other disposition, directly or indirectly, by the Company of any securities of the Company or any of its Subsidiaries in a Subsequent Placement (as defined in the Second Securities Purchase Agreement) (other than (i) account receivables facilities and credit lines that, in either case, do not include the issuance of any common equity, Convertible Securities (as defined in the Second Securities Purchase Agreement), Options (as defined in the Second Securities Purchase Agreement) or are not otherwise equity-linked to any securities of the Company or any of its Subsidiaries and (ii) Excluded Securities (as defined in the Second Securities Purchase Agreement).

(p)           “Subscription Date” means September 30, 2014.

(q)          “Subsidiaries” shall have the meaning as set forth in the Second Securities Purchase Agreement.

(r)          “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(s)          “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers, trustees or other similar governing body of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

25.         DISCLOSURE. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, non-public information relating to the Company or its Subsidiaries. Nothing contained in this Section 25 shall limit any obligations of the Company, or any rights of the Holder, under Section 4(i) of the Second Securities Purchase Agreement.

[signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

WPCS International Incorporated

By:
Name: Sebastian Giordano
Title: Chief Executive Officer

SCHEDULE 4(A)(VIII)

Description of Zurich Matter

On July 12, 2012, the Company executed the Surety Financing and Confession of Judgment Agreement (the Zurich Agreement) with Zurich American Insurance Company (Zurich). The Company is not in compliance with the terms of the Zurich Agreement. Zurich advanced the Company $793,927 for the payment of labor and labor-related benefits to assist in completing the project contract with the Camden County Improvement Authority for work at the Cooper Medical Center in New Jersey (the Owner or Cooper Project). The Cooper Project is a $15.1 million project that was completed by WPCS International-Trenton, Inc. Zurich and its affiliate Fidelity and Deposit Company of Maryland (F&D), as surety, have issued certain performance and payment bonds on behalf of the Owner in regard to the Company’s work on this project. The Company was to repay Zurich the financial advances pursuant to the following repayment schedule: (1) $397,000 on or about August 3, 2012; and (2) the balance of $396,927 on or about September 7, 2012. As a condition precedent to the financial advance, the Company executed two letters which are held by Zurich: (1) a letter to the Owner voluntarily terminating its contract for reason of the Company’s default and assigning the contract to Zurich, and (2) a letter of direction to the Owner. The letters may be forwarded to the Owner in an Event of Default. An Event of Default under the Zurich Agreement includes: (a) the Company’s failure to make repayments to Zurich in accordance with the repayment schedule; (b) Zurich, at the Company’s request, advances more than $888,000; (c) Zurich pays any of the Company’s vendors, subcontractors, suppliers or material men pursuant to Zurich’s obligations under its payment bond or any other reason; or (d) the Company uses any of the funds advanced by Zurich for any reason other than the payment of labor and labor benefits incurred in regard to the Cooper Project. The Company is in default under the Zurich Agreement as it has not repaid Zurich the $793,927. As a result, a letter of direction was sent to the Owner, requesting that all current and future amounts to be paid on the contract be assigned and paid to Zurich directly.